Exhibit 5

LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 400
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

October 7, 2010

Board of Directors
Colonial Financial Services, Inc.
2745 S. Delsea Drive
Vineland, NJ 08360

Re:	Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan
and Colonial Bank, FSB 401(k) Savings Plan
Registration Statement on Form S-8

Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $0.01 per share (the “Common Stock”), of Colonial Financial Services, Inc. (the “Company”) to be issued pursuant to the Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan (the “Stock Plan”) and participation interests in the Common Stock of the Company offered or sold to the Colonial Bank, FSB  401(k) Savings Plan (“401(k) Plan”).

In rendering the opinion expressed herein, we have reviewed the Articles of Incorporation of the Company, the Stock Plan, the 401(k) Plan, the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Common Stock of the Company, when issued in accordance with the terms and conditions of the Stock Plan and the participation interests offered or sold to the 401(k) Plan, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8.

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick, PC

Luse Gorman Pomerenk & Schick, A Professional Corporation